Exhibit 5.1 (313) 465-7000 Fax: (313) 465-8000 www.honigman.com

May 12, 2006

Neogen Corporation

620 Lesher Place

Lansing, Michigan 48912-1595

Re:	Exhibit 5.1

Ladies and Gentlemen:

We have represented Neogen Corporation, a Michigan corporation (the “Company”), and certain selling shareholders of the Company (the “Selling Shareholders”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), for registration under the Securities Act of 1933, as amended (the “Securities Act”), of a maximum of 1,000,000 of the Company’s common shares, par value $0.16 per share (the “Common Shares”).

Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that:

(1) The Common Shares covered by the Registration Statement to be issued and sold by the Company have been duly authorized and, when issued and sold by the Company as described in the Registration Statement, against payment therefor, will be validly issued, fully paid and nonassessable.

(2) The Common Shares covered by the Registration Statement heretofore issued and outstanding and to be sold by the Selling Shareholders have been duly authorized and validly issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consents, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission under the Securities Act.

2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

Detroit • Lansing Oakland County

May 12, 2006

Very truly yours,

/S/ HONIGMAN MILLER SCHWARTZ AND COHN LLP

HONIGMAN MILLER SCHWARTZ AND COHN LLP

DJK/RJK/EAZ/RWV

2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

Detroit • Lansing Oakland County